Exhibit 99.1

FOR IMMEDIATE RELEASE

HALLMARK ANNOUNCES SECOND QUARTER 2021 RESULTS

DALLAS, Texas, (August 12, 2021) - Hallmark Financial Services, Inc. (“Hallmark”) (NASDAQ: HALL) today announced financial results for the second quarter and six months ended June 30, 2021.

	Second Quarter		Year-to-Date
	2021	2020	2021	2020
$ in millions:
Net Income (Loss)	$(0.5)	$6.7	$8.9	$(57.6)
Operating Income (1)	$(3.5)	$5.1	$1.3	$9.7

$ per diluted share:
Net Income (Loss)	$(0.03)	$0.37	$0.49	$(3.18)
Operating Income (1)	$(0.19)	$0.28	$0.07	$0.53

(1)	See “Non-GAAP Financial Measures” below

Highlights:

•

Net loss of $0.5 million, or $0.03 per share, in the second quarter of 2021 as compared to net income of $6.7 million, or $0.37 per share, for the same period of 2020.  Year-to-date net income of $8.9 million, or $0.49 per share, as compared to a net loss of $57.6 million, or $3.18 per share, for the same period of 2020.

•	Net combined ratio of 105.7% and 100.8% for the three and six months ended June 30, 2021, compared to 98.4% and 98.0% for the same periods the prior year.

•	Specialty Commercial Segment net combined ratio of 97.2% and 92.3% for the three and six months ended June 30, 2021, compared to 96.9% and 92.3% for the same periods the prior year.

•	Substantial rate increases achieved, particularly in the Specialty Commercial Segment, with increases for this business averaging 12% for the quarter and 13% year-to-date.

•

Gross premiums written for the six months ended June 30, 2021 decreased 14% compared to the same period of the prior year.  Excluding premiums from the exited binding primary commercial auto business, gross premiums written for the six months ended June 30, 2021 would have decreased 8% compared to the same period of the prior year.  (See “Non-GAAP” Financial Measures below).

•

Net premiums written for the six months ended June 30, 2021 decreased 23% compared to the same period of the prior year.  Excluding premiums from the exited binding primary commercial auto business, gross premiums written for the six months ended June 30, 2021 would have decreased 15% compared to the same period of the prior year.  (See “Non-GAAP” Financial Measures below).

•

Net catastrophe losses were $3.7 million in the second quarter of 2021, or 3.8 points of the net combined ratio as compared to $6.6 million, or 5.2 points of the net combined ratio for the same period the prior year.  Net catastrophe losses were $9.6 million for the first six months of 2021, or 4.8 points of the net combined ratio as compared to $12.6 million, or 5.0 points of the net combined ratio for the same period the prior year.

•

Net investment gains of $3.9 million during the second quarter of 2021, which included $1.1 million of unrealized gains on equity securities, as compared to net investment gains of $2.1 million, which included $2.5 million of unrealized gains on equity and other investment securities, during the same period the prior year.

Second Quarter and Year-to-Date 2021 Financial Review

	Second Quarter			Year-to-Date
($ in thousands)	2021	2020	% Change	2021	2020	% Change
Gross premiums written	169,716	183,644	-8%	332,734	385,233	-14%
Net premiums written	89,134	108,987	-18%	182,281	235,492	-23%
Net premiums earned	98,611	125,596	-21%	202,829	249,529	-19%
Investment income, net of expenses	2,353	3,196	-26%	5,363	7,654	-30%
Investment gains (losses), net	3,876	2,058	88%	9,655	(27,272)	135%
Net (loss) income	(467)	6,701	-107%	8,878	(57,609)	115%
Operating (loss) income (1)	(3,529)	5,075	-170%	1,251	9,659	-87%
Net (loss) income per share - basic	$(0.03)	$0.37	-108%	$0.49	$(3.18)	115%
Net (loss) income per share - diluted	$(0.03)	$0.37	-108%	$0.49	$(3.18)	115%
Operating (loss) income per share - diluted (1)	$(0.19)	$0.28	-168%	$0.07	$0.53	-87%
Book value per share	$9.84	$11.14	-12%

(1)	See “Non-GAAP Financial Measures” below

Gross Premiums Written

Gross premiums written were $169.7 million and $332.7 million during the three and six months ended June 30, 2021, representing a decrease of 8% and 14%,  from the $183.6 million and $385.2 million in gross premiums written for the same periods in 2020.

Net Premiums Written

Net premiums written were $89.1 million and $182.3 million during the three and six months ended June 30, 2021, representing a decrease of 18% and 23%, from the $109.0 million and $235.5 million in net premiums written for the same periods in 2020.

Net Premiums Earned

Net premiums earned were $98.6 million and $202.8 million for the three and six months ended June 30, 2021, representing a decrease of 21% and 19%, from the $125.6 million and $249.5 million in net premiums earned for the same periods in 2020.

Investments

Net investment income was $2.4 million and $5.4 million during the three and six months ended June 30, 2021, as compared to $3.2 million and $7.7 million during the same periods in 2020.  The decline in net investment income was primarily due to lower interest rates compared to the same periods during 2020 and an increase in the proportion of cash and short-term investments held relative to longer maturity investments.

Net investment gains were $3.9 million and $9.7 million for the three and six months ended June 30, 2021, as compared to net investment gains of $2.1 million and net investment losses of $27.3 million,  for the same periods in 2020.

Fixed-income securities were $300.7 million as of June 30, 2021, with a tax equivalent book yield of 2.8% compared to 2.2% as of June 30, 2020.  As of June 30, 2021, the fixed-income portfolio had an average modified duration of 0.7 years and 79% of the securities had remaining time to maturity of five years or less.  As of June 30, 2021, 14% of the investment portfolio was invested in equity securities.

Total investments were $347.7 million as of June 30, 2021.  Cash and cash equivalents, including restricted cash were $332.0 million.  Total investments, cash and cash equivalents, and restricted cash were $679.7 million or $37.41 per share.

Pre-Tax (Loss) Income

Pre-tax loss was $0.5 million for the three months ended June 30, 2021, as compared to pre-tax income of $5.6 million reported during the same period in 2020.  Pre-tax income was $11.2 million for the six months ended June 30, 2021, as compared to a pre-tax loss of $64.0 million for the same period the prior year.  The improvement in pre-tax results for the six months ended June 30, 2021 as compared to the same period the prior year was primarily due to the absence of $46.0 million of impairment charges to goodwill and indefinite-lived intangible assets taken during the first quarter of 2020 and a $39.7 million decrease in losses and LAE, partially offset by decreased revenue.  The impairment charges during the first quarter of 2020 resulted from our determination that a significant decline in market capitalization below stockholders’ equity indicated the impairment of the goodwill and indefinite-lived intangible assets included in our balance sheet.  The decrease in losses and LAE was primarily the result of exiting the contract binding line of the primary automobile business marketed by our Commercial Auto business unit commencing in February 2020, as well as an $18.3 million improvement in unfavorable net prior year loss reserve development. Decreased revenue for the first half of 2021 compared to the same period of the prior year was due primarily to decreased net premiums earned of $46.7 million, lower net investment income of $2.3 million and lower finance charges of $1.0 million, partially offset by $36.9 million higher net investment gains.

Loss and Loss Adjustment Expenses (“LAE”) and Net Combined Ratios

Losses and LAE for the three and six months ended June 30, 2021 decreased $17.2 million and $39.7 million, as compared to the same periods during 2020 due to improved prior year net loss reserve development, lower net catastrophe losses and lower net premiums earned, partially offset by increases in current accident year non-catastrophe net loss trends.  There was $3.1 million and $1.0 million of net unfavorable prior year loss reserve development during the three and six months ended June 30, 2021 as compared to net unfavorable prior year loss reserve development of $10.8 million and $19.3 million during the same periods in 2020.  Net catastrophe losses were $3.7 million and $9.6 million during the three and six months ended June 30, 2021 as compared to $6.6 million and $12.6 million, during the same periods of 2020.

The net loss ratio was 78.8% and 73.3% for the three and six months ended June 30, 2021, as compared to 75.5% and 75.5% reported during the same periods in 2020.  Catastrophe losses contributed 3.8 points and 4.8 points to the net loss ratio for the three and six months ended June 30, 2021, as compared to 5.2 points and 5.0 points for the same periods during 2020.  Net unfavorable prior year loss reserve development contributed 3.2 points and 0.5 points to the net loss ratio for the three and six months ended June 30, 2021, as compared to 8.6 points and 7.8 points contributed to the net loss ratio from net unfavorable prior year loss reserve development for the same periods during 2020.

The expense ratio was 26.9% and 27.5% for the three and six months ended June 30, 2021, as compared to 22.9% and 22.5% during the same periods in 2020.  The Company reported net combined ratios of 105.7% and 100.8% for the three and six months ended June 30, 2021, as compared to 98.4% and 98.0% for the same periods during 2020.

Net Income (Loss)

Net loss was $0.5 million and net income was $8.9 million for the three and six months ended June 30, 2021, as compared to net income of $6.7 million and a net loss of $57.6 million for the same periods during 2020.

On a diluted basis per share, net loss was $0.03 per share and net income was $0.49 per share for the three and six months ended June 30, 2021, as compared to net income of $0.37 per share and net loss of $3.18 per share for the same periods in 2020.

Book Value Per Share

Book value per share increased 4% to $9.84 per share as of June 30, 2021 as compared to $9.42 per share as of December 31, 2020.

Non-GAAP Financial Measures

The Company’s financial statements are prepared in accordance with United States generally accepted accounting principles (“GAAP”).  However, the Company also presents and discusses certain non-GAAP financial measures that it believes are useful to investors as measures of operating performance. Management may also use such non-GAAP financial measures in evaluating the effectiveness of business strategies and for planning and budgeting purposes.  However, these non-GAAP financial measures should not be viewed as an alternative or substitute for the results reflected in the Company’s GAAP financial statements.  In addition, the Company’s definitions of these items may not be comparable to the definitions used by other companies.

Operating loss and operating loss per share are calculated by excluding net investment gains and losses and impairment of goodwill and other intangible assets (“Impairments”) from GAAP net income.  The Impairments are unusual and infrequent charges for the Company.  Management believes that operating earnings and operating earnings per share provide useful information to investors about the performance of and underlying trends in the Company’s core insurance operations.  Net income and net income per share are the GAAP measures that are most directly comparable to operating earnings and operating earnings per share.  A reconciliation of operating earnings and operating earnings per share to the most comparable GAAP financial measures is presented below.

				Weighted
	Income (Loss)	Less Tax	Net	Average	Diluted
($ in thousands)	Before Tax	Effect	After Tax	Shares Diluted	Per Share
Second Quarter 2021
Reported GAAP measures	$(532)	$(65)	$(467)	18,171	$(0.03)
Excluded investment (gains)/losses	$(3,876)	$(814)	$(3,062)	18,171	$(0.17)
Operating loss	$(4,408)	$(879)	$(3,529)	18,171	$(0.19)

Second Quarter 2020
Reported GAAP measures	$5,583	$(1,118)	$6,701	18,141	$0.37
Excluded investment (gains)/losses	$(2,058)	$(432)	$(1,626)	18,141	$(0.09)
Operating income	$3,525	$(1,550)	$5,075	18,141	$0.28

Year-to-Date 2021
Reported GAAP measures	$11,168	$2,290	$8,878	18,157	$0.49
Excluded investment (gains)/losses	$(9,655)	$(2,028)	$(7,627)	18,157	$(0.42)
Operating income	$1,513	$262	$1,251	18,157	$0.07

Year-to-Date 2020
Reported GAAP measures	$(64,003)	$(6,394)	$(57,609)	18,132	$(3.18)
Excluded impairment of goodwill
and other intangible assets	$45,996	$273	$45,723	18,132	$2.52
Excluded investment (gains)/losses	$27,272	$5,727	$21,545	18,132	$1.19
Operating income	$9,265	$(394)	$9,659	18,132	$0.53

In February 2020, Hallmark made the strategic decision to exit the contract binding line of the primary automobile business as a result of increasing claim severity and limited opportunity for meaningful rate increases.  At that time, the Company began the process of non-renewing policies and placing in-force policies in runoff in accordance with state regulatory guidelines.  Management believes that presenting gross and net premiums written excluding the contract binding line of the primary automobile business provides useful information to investors about the impact of this decision.   A reconciliation of year-to-date GAAP gross and net premiums written to gross and net premiums written excluding the contract binding line of the primary automobile business is presented below.

	YTD Gross Written Premium			YTD Net Written Premium
($ in thousands)	2021	2020	% Change	2021	2020	% Change
Reported written premium	332,734	385,233	-14%	182,281	235,492	-23%
Less primary binding commercial auto	226	22,013	-99%	97	21,077	-100%
Written premium excluding primary binding commercial auto	332,508	363,220	-8%	182,184	214,415	-15%

About Hallmark

Hallmark is a specialty property and casualty insurance holding company with a diversified portfolio of insurance products written on a national platform.  With six insurance subsidiaries, Hallmark markets, underwrites and services commercial and personal insurance in select markets.  Hallmark is headquartered in Dallas, Texas and its common stock is listed on NASDAQ under the symbol "HALL."

Forward-looking statements in this release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that actual results may differ materially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, continued acceptance of the Company’s products and services in the marketplace, competitive factors, interest rate trends, general economic conditions, the availability of financing, underwriting loss experience and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

For further information, please contact:

Chris Kenney

Chief Financial Officer

817.348.1600

www.hallmarkgrp.com

Hallmark Financial Services, Inc. and Subsidiaries

Consolidated Balance Sheets

	Jun. 30	Dec. 31
($ in thousands, except par value)	2021	2020
	(unaudited)
ASSETS
Investments:
Debt securities, available-for-sale, at fair value (amortized cost: $297,066 in 2021 and $502,167 in 2020)	$300,737	$507,279
Equity securities (cost: $39,124 in 2021 and $26,988 in 2020)	46,948	29,388
Total investments	347,685	536,667
Cash and cash equivalents	326,558	102,580
Restricted cash	5,474	5,728
Ceded unearned premiums	139,609	138,926
Premiums receivable	105,792	120,332
Accounts receivable	4,524	5,967
Receivable for securities	7,037	913
Reinsurance recoverable	494,473	490,231
Deferred policy acquisition costs	13,291	17,840
Intangible assets, net	1,070	1,322
Federal income tax recoverable	20,025	25,642
Deferred federal income taxes, net	8,190	8,724
Prepaid expenses	5,598	2,648
Other assets	27,368	28,013
Total Assets	$1,506,694	$1,485,533
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Senior unsecured notes due 2029 (less unamortized debt issuance costs of $795 in 2021 and $844 in 2020)	$49,205	$49,156
Subordinated debt securities (less unamortized debt issuance costs of $769 in 2021 and $795 in 2020)	55,933	55,907
Reserves for unpaid losses and loss adjustment expenses	810,749	789,768
Unearned premiums	300,941	320,806
Reinsurance payable	51,921	46,700
Pension liability	1,640	1,859
Payable for securities	5,774	—
Accounts payable and other accrued expenses	51,647	50,415
Total Liabilities	1,327,810	1,314,611
Commitments and contingencies
Stockholders’ equity:
Common stock, $.18 par value, authorized 33,333,333 shares; issued 20,872,831 shares in 2021 and 2020	3,757	3,757
Additional paid-in capital	122,782	122,893
Retained earnings	77,793	68,915
Accumulated other comprehensive income	(687)	383
Treasury stock (2,701,799 shares in 2021 and 2,730,673 shares in 2020), at cost	(24,761)	(25,026)
Total Stockholders Equity	178,884	170,922
Total Liabilities & Stockholders Equity	$1,506,694	$1,485,533

Hallmark Financial Services, Inc. and Subsidiaries

Consolidated Statements of Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
($ in thousands, except per share amounts, unaudited)	2021	2020	2021	2020
Gross premiums written	$169,716	$183,644	$332,734	$385,233
Ceded premiums written	(80,582)	(74,657)	(150,453)	(149,741)
Net premiums written	89,134	108,987	182,281	235,492
Change in unearned premiums	9,477	16,609	20,548	14,037
Net premiums earned	98,611	125,596	202,829	249,529

Investment income, net of expenses	2,353	3,196	5,363	7,654
Investment gains (losses), net	3,876	2,058	9,655	(27,272)
Finance charges	1,109	1,528	2,242	3,172
Commission and fees	250	260	510	584
Other income	16	14	35	33
Total revenues	106,215	132,652	220,634	233,700

Losses and loss adjustment expenses	77,719	94,873	148,622	188,278
Operating expenses	27,653	30,259	58,094	59,407
Interest expense	1,249	1,320	2,498	2,788
Impairment of goodwill and other intangible assets	0	0	0	45,996
Amortization of intangible assets	126	617	252	1,234
Total expenses	106,747	127,069	209,466	297,703

(Loss) income before tax	(532)	5,583	11,168	(64,003)
Income tax (benefit) expense	(65)	(1,118)	2,290	(6,394)
Net (loss) income	$(467)	$6,701	$8,878	$(57,609)

Net (loss) income per share:
Basic	$(0.03)	$0.37	$0.49	$(3.18)
Diluted	$(0.03)	$0.37	$0.49	$(3.18)

Hallmark Financial Services, Inc. and Subsidiaries

Consolidated Segment Data

Three Months Ended Jun. 30

	Specialty Commercial Segment		Standard Commercial Segment		Personal Segment		Corporate		Consolidated
($ in thousands, unaudited)	2021	2020	2021	2020	2021	2020	2021	2020	2021	2020
Gross premiums written	$126,190	$138,627	$27,712	$23,842	$15,814	$21,175	$—	$—	$169,716	$183,644
Ceded premiums written	(70,157)	(64,640)	(10,330)	(7,037)	(95)	(2,980)	—	—	(80,582)	(74,657)
Net premiums written	56,033	73,987	17,382	16,805	15,719	18,195	—	—	89,134	108,987
Change in unearned premiums	8,316	14,350	(835)	(404)	1,996	2,663	—	—	9,477	16,609
Net premiums earned	64,349	88,337	16,547	16,401	17,715	20,858	—	—	98,611	125,596

Total revenues	66,918	91,124	17,240	17,096	19,115	22,464	2,943	1,968	106,216	132,652

Losses and loss adjustment expenses	47,342	69,262	14,138	10,775	16,239	14,836	—	—	77,719	94,873

Pre-tax income (loss)	5,327	5,882	(1,976)	802	(2,766)	1,884	(1,117)	(2,985)	(532)	5,583

Net loss ratio (1)	73.6%	78.4%	85.4%	65.7%	91.7%	71.1%			78.8%	75.5%
Net expense ratio (1)	23.6%	18.5%	31.7%	34.4%	27.2%	21.0%			26.9%	22.9%
Net combined ratio (1)	97.2%	96.9%	117.1%	100.1%	118.9%	92.1%			105.7%	98.4%

Favorable (Unfavorable) Prior Year Development	(1,127)	(9,315)	(18)	(794)	(1,985)	(680)	—	—	(3,130)	(10,789)

(1)	The net loss ratio is calculated as incurred losses and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP. The net expense ratio is calculated as total underwriting expenses offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP. The net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.

Hallmark Financial Services, Inc. and Subsidiaries

Consolidated Segment Data

Six Months Ended Jun. 30

	Specialty Commercial Segment		Standard Commercial Segment		Personal Segment		Corporate		Consolidated
($ in thousands, unaudited)	2021	2020	2021	2020	2021	2020	2021	2020	2021	2020
Gross premiums written	$240,180	$288,097	$57,447	$50,218	$35,107	$46,918	$—	$—	$332,734	$385,233
Ceded premiums written	(129,711)	(128,604)	(20,580)	(14,500)	(162)	(6,637)	—	—	(150,453)	(149,741)
Net premiums written	110,469	159,493	36,867	35,718	34,945	40,281	—	—	182,281	235,492
Change in unearned premiums	23,457	15,816	(3,254)	(2,899)	345	1,120	—	—	20,548	14,037
Net premiums earned	133,926	175,309	33,613	32,819	35,290	41,401	—	—	202,829	249,529

Total revenues	138,883	183,244	34,928	34,732	38,074	44,787	8,750	(29,063)	220,635	233,700

Losses and loss adjustment expenses	91,749	130,145	26,229	22,630	30,644	35,503	—	—	148,622	188,278

Pre-tax income (loss)	17,148	22,174	(1,610)	1,518	(4,389)	(3,771)	19	(83,924)	11,168	(64,003)

Net loss ratio (1)	68.5%	74.2%	78.0%	69.0%	86.8%	85.8%			73.3%	75.5%
Net expense ratio (1)	23.8%	18.1%	31.7%	32.9%	28.8%	24.7%			27.5%	22.5%
Net combined ratio (1)	92.3%	92.3%	109.7%	101.9%	115.6%	110.5%			100.8%	98.0%

Net Favorable (Unfavorable) Prior Year Development	772	(12,468)	1,343	(919)	(3,159)	(5,961)			(1,044)	(19,348)

(1)	The net loss ratio is calculated as incurred losses and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP. The net expense ratio is calculated as total underwriting expenses offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP. The net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.